Aspargo Labs
Lifestyle pocketable pharma liquid dispenser

Prepared for Aspargo Labs
September 6, 2023
Proposal # 5333 Rev D

At RKS, innovation is not just a buzz word. In fact, we have a pretty good recipe for it.

Introduction

RKS Design is a global design and innovation firm focused on innovative product design and development. RKS will work with Aspargo Labs to design and engineer a slim pocketable lifestyle liquid pharmaceutical dispensing device.

Timeline : Aspargo Labs – Slim Liquid Dispenser

Sep | Oct | Nov | Dec | Jan | Feb | Mar | Apr | May

Phase 0
Phase 1
Phase 0 App Definition
Phase 2
Phase 1 App wireframing
Phase 3
Phase 3 App UI/UX design

Timeline:		**Total time to tooling: 8 months**
Design & Innovation:		**$ 1,548k – $1,980k estimate incl Program Mgmnt**
User App Design & development:		**$200 - $250k incl Digital Strategy**

PHASE 0

(8 weeks) [redacted]

P/A Mapping Research & Brainstorm

P/A research– Using the Psycho-Aesthetics process – research into competitive benchmarking enabling RKS to properly understand the target user, marketplace and product user experience.

Allowing RKS to map the branding aesthetics based on target customer

Initial technical investigation and understanding of mechanical challenges.

Result –P/A map to position brand and design to target customer. Competitive benchmarking. Technical investigation. Establish user profile to influence design direction.

PHASE 1

(8 weeks) [redacted]

Fast Fails - Proof of Principle + Mechanical Iterations

Fast Fails

Fast fails of engineering concepts for dispenser mechanism and cartridge. Several iterations will be machined and built to define the mechanism.

Result – Series of fast fails to define the right mechanism that will pump the prescribed liquid and define the cartridge mechanism.

PHASE 2

(8 weeks) [redacted]

Proof of Concept

Refinement of Fast Fails

Series of iterative mechanical test units machined and developed to slim down into preferred volume. Proof of Concept will take several iterations of mechanical protocepts to reach a promising mechanical configuration.

Result – Series of refined mechanical iterations will be developed to reach a configuration that can be applied to the design and engineering process.

PHASE 3

(12 weeks) [redacted]

Industrial Design

Industrial design

Designing the mech into an attractive product targeted to Aspargo Labs' target customer.

Shape of dispenser, branding, CMF and graphics will be designed to excite and attract customer purchase.

Result –Series of design concepts developed for evaluation and validation based on PA research and mechanical pump configuration. Weighted appearance models.

Timeline : Aspargo Labs – Slim Liquid Dispenser

Dec | Jan | Feb | Mar | Apr | May | Jun | Jul | Aug

Phase 4

Phase 5 — Tooling Release

Working Pilot Production w/ functional app 6-1-24

Phase 4 App UI/UX design

PHASE 4

(12 weeks) [redacted]

Design Engineering

Design Engineering

Design concepts from Phase 3 to be converted into a manufacturable design. Materials specification, part movement and resistance, CMF specs for resins and metals will be engineered to best practice standards. All parts of the design will be developed in sections and parts that can be engineered for manufacturing in phase 5.

Result – Conversion of the industrial design concept into a real engineering ready design including shelling and detailing of all parts to convey the intended industrial design.

Finished appearance design model of slim dispenser. – demonstrable units.

PHASE 5

(4 weeks) [redacted]

Engineering - DFM

Design for Manufacturing

Every part of the design will be engineered for tolerance stack, dimensioning, material shrinkage based on modern manufacturing process. Design will be specified and documented for hand off to contract manufacturer for tooling and mass production.

Result – Engineered specifications and documentation for CM handoff.

Pre-production Alpha prototype

PHASE 6

(TBD weeks)

Vendor Liaison

CM and Vendor Liaison

First article check of mass production. Inspection of parts. Debugging of parts, refinement of COGs and communications with CM on behalf of Aspargo Labs.

Result – Help with communications and details with initial production start and any modifications needed for production.

Project Assumptions

Key Project responsibilities
and Assumptions

Assumptions.

Any foreseeable increase due to unexpected requirements will be notified to Aspargo Labs for approval.

Design will be unique to Aspargo Labs with unique proprietary slim pumping mechanism and snap on liquid filled cartridge.

IP and prior art research to be conducted by Aspargo Labs attorneys. RKS will review findings from Aspargo Labs attorneys in determining a technical path for the slim dispenser mechanism, cartridge and industrial design.

This is an intense invention and R&D project. Phases 1 & 2 will be T&M investigation for fast Fails and POC development, as defined in cost ranges.

Expenses:

Testing and mechanical/design mockups expenses.

POC and fast fail development mechanical models.

Travel & Incidentals: $TBD for PA process and any required meetings during the project.

All expenses to be invoiced in addition to project estimate.

Signature

RKS will send an advance invoice for fifty percent (50%) of the fees for each phase at the start of that phase, which shall be immediately due and payable as a credit against monthly progress billing, expenses, and phase completion.

In witness whereof, the parties hereto have executed this Agreement on September 11, 2023: RKS Proposal #5333 Rev D. This agreement is subject to terms and conditions to be agreed upon with Aspargo Labs.

September 11, 2023

Submitted:

[redacted]

Ravi Sawhney [redacted]
RKS Design, Inc

Accepted:

[redacted]

Michael Demurjian
Aspargo Labs

"Its not how people will feel about this incredible paradigm shift in drug delivery, its about the ease of use, the efficacy, the ease of adherence and how it makes people feel about themselves."

– Ravi Sawhney, Founder
1982

Thank you

Ben Azzam

Executive Vice President

ben@rksdesign.com
805.432.0056

Shiz Kobara

Vice President - Partnerships

shiz@rksdesign.com
650.678.9030

RKS

Terms and Conditions

Proposal # 5333 Rev D
Client: Aspargo Labs
Project: Lifestyle Pocketable Pharma Liquid Dispenser

September 11, 2023